Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS




     We consent to the use of our report on the consolidated financial statements and schedule of GTS Duratek, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3 for registration of 156,986 shares of GTS Duratek, Inc. common stock.



                                                      KPMG Peat Marwick LLP

Baltimore, MD
May 5, 1997